Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-269296

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated May 5, 2023. GS Finance Corp. $ Callable Contingent Coupon Underlier-Linked Notes due guaranteed by The Goldman Sachs Group, Inc.

The notes do not pay a fixed coupon and may pay no coupon on a payment date. The amount that you will be paid on your notes is based on the performances of the VanEck Gold Miners ETF (ETF), the common stock of Capital One Financial Corporation and the common stock of Tesla, Inc.  The notes will mature on the stated maturity date (expected to be May 26, 2026), unless we redeem them.

The return on your notes is linked, in part, to the performance of the ETF, and not to that of the NYSE® Arca Gold Miners Index® (index) on which the ETF is based. The performance of the ETF may significantly diverge from that of its index.

We may redeem your notes at 100% of their face amount plus any coupon then due on any payment date (expected to be the 23rd day of each month (provided that the payment date for May 2026 is expected to be May 26, 2026), commencing in June 2023 and ending on the stated maturity date) on or after the payment date in November 2023 up to the payment date in April 2026.

If we do not redeem your notes, if the closing level of each underlier is greater than or equal to 70% of its initial level (set on the trade date (expected to be May 18, 2023) and will be an intra-day level or the closing level of one share of such underlier on the trade date) on a coupon observation date (expected to be the tenth scheduled trading day for all underliers prior to each payment date), you will receive on the applicable payment date a coupon of $5.834 (0.5834% monthly, or the potential for up to approximately 7% per annum) for each $1,000 face amount of your notes. If the closing level of any underlier on a coupon observation date is less than 70% of its initial level, you will not receive a coupon on the applicable payment date.

If we do not redeem your notes, at maturity, for each $1,000 face amount of your notes, you will receive $1,000 plus the final coupon, if any.

You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-17.

The estimated value of your notes at the time the terms of your notes are set on the trade date is expected to be between $925 and $955 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see the following page.

Original issue date:	expected to be May 23, 2023	Original issue price:	100% of the face amount*
Underwriting discount:	% of the face amount*	Net proceeds to the issuer:	% of the face amount

*The original issue price will be        % for certain investors; see “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-39.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No.          dated                    , 2023.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially.  We may decide to sell additional notes after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC, or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale.  Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Notes

The estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be between $925 and $955 per $1,000 face amount, which is less than the original issue price.  The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $      per $1,000 face amount).

Prior to               , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through              ). On and after            , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

About Your Prospectus

The notes are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your notes and therefore should be read in conjunction with such documents:

●General terms supplement no. 8,999 dated February 13, 2023

●Prospectus supplement dated February 13, 2023

●Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

We refer to the notes we are offering by this pricing supplement as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021.

TERMS AND CONDITIONS

CUSIP / ISIN: 40057RU71 / US40057RU715

Company (Issuer):  GS Finance Corp.

Guarantor:  The Goldman Sachs Group, Inc.

Underliers (each individually, an underlier):

•	the VanEck Gold Miners ETF (current Bloomberg symbol: “GDX UP Equity”), or any successor underlier, as it may be modified, replaced or adjusted from time to time as provided herein;
•	the common stock of Capital One Financial Corporation (current Bloomberg ticker: “COF UN”), as it may be replaced or adjusted from time to time as provided herein; and
•	the common stock of Tesla, Inc. (current Bloomberg ticker: “TSLA UW”), as it may be replaced or adjusted from time to time as provided herein

ETF: the VanEck Gold Miners ETF, or any successor underlier, as it may be modified, replaced or adjusted from time to time as provided herein

Underlying index for the ETF: the NYSE® Arca Gold Miners Index®

Index stocks (each individually, an index stock): the common stock of Capital One Financial Corporation and the common stock of Tesla, Inc., as each may be replaced or adjusted from time to time as provided herein

Face amount:  $         in the aggregate on the original issue date; the aggregate face amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the trade date

Authorized denominations:  $1,000 or any integral multiple of $1,000 in excess thereof

Principal amount:  Subject to redemption by the company as provided under “— Company’s redemption right ” below, on the stated maturity date, in addition to the final coupon, if any, the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to $1,000.

Company’s redemption right:  the company may redeem this note, at its option, in whole but not in part, on each coupon payment date commencing in November 2023 and ending in April 2026 for an amount in cash for each $1,000 of the outstanding face amount on the redemption date equal to 100% of such $1,000 face amount plus any coupon then due.

If the company chooses to exercise the company’s redemption right, it will notify the holder of this note and the trustee by giving at least ten business days’ prior notice. The day the company gives the notice, which will be a business day, will be the redemption notice date and the immediately following coupon payment date, which the company will state in the redemption notice, will be the redemption date.

The company will not give a redemption notice that results in a redemption date later than the April 2026 coupon payment date.  A redemption notice, once given, shall be irrevocable.

Initial underlier level (set on the trade date): with respect to an underlier, an intra-day level or the closing level of one share of such underlier on the trade date

Coupon:  subject to the company’s redemption right, on each coupon payment date, for each $1,000 of the outstanding face amount, the company will pay an amount in cash equal to:

•

if the closing level of each underlier on the related coupon observation date is greater than or equal to its coupon trigger level, $5.834 (0.5834% monthly, or the potential for up to approximately 7% per annum); or

•	if the closing level of any underlier on the related coupon observation date is less than its coupon trigger level, $0

The coupon paid on any coupon payment date will be paid to the person in whose name this note is registered as of the close of business on the regular record date for such coupon payment date. If the coupon is due at maturity but on a day that is not a coupon payment date, the coupon will be paid to the person entitled to receive the principal of this note.

Coupon trigger level: for each underlier, 70% of its initial underlier level

Trade date:  expected to be May 18, 2023

Original issue date (set on the trade date): expected to be May 23, 2023

Determination date (set on the trade date): the last coupon observation date, expected to be May 11, 2026, subject to adjustment as described under “— Coupon observation dates” below. If the stated maturity date is postponed due to a non-business day as described under “Stated maturity date” below, such postponement of the stated maturity date will not postpone the determination date.

Stated maturity date (set on the trade date): expected to be May 26, 2026, unless that day is not a business day, in which case the stated maturity date will be postponed to the next following business day. If the determination date is postponed as described under “— Determination date” above, such postponement of the determination date will not postpone the stated maturity date

Coupon observation dates (set on the trade date):  expected to be the tenth scheduled trading day for all underliers prior to each coupon payment date, unless the calculation agent determines that, with respect to any underlier, a market disruption event occurs or is continuing on that day or that day is not otherwise a trading day. If a coupon payment date is postponed due to a non-business day as described under “— Coupon payment dates” below, such postponement of the coupon payment date will not postpone the related coupon observation date.

In the event the originally scheduled coupon observation date is a non-trading day with respect to any underlier, the coupon observation date will be the first day thereafter that is a trading day for all underliers (the “first qualified coupon trading day”) provided that no market disruption event occurs or is continuing with respect to an underlier on that day.  If a market disruption event with respect to an underlier occurs or is continuing on the originally scheduled coupon observation date or the first qualified coupon trading day, the coupon observation date will be the first following trading day on which the calculation agent determines that each underlier has had at least one trading day (from and including the originally scheduled coupon observation date or the first qualified coupon trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing level of each underlier for that coupon observation date will be determined on or prior to the postponed coupon observation date as set forth under “— Consequences of a market disruption event or a non-trading day” below.  (In such case, the coupon observation date may differ from the date on which the level of an underlier is determined for the purpose of the calculations to be performed on the coupon observation date.)  In no event, however, will the coupon observation date be postponed by more than three scheduled trading days for all underliers from the originally scheduled coupon observation date either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events.  (For the avoidance of doubt, a day that is a scheduled trading day for only one underlier will not count as one of the three scheduled trading days for this purpose.)  On such last possible coupon observation date applicable to the relevant coupon payment date, if a market disruption event occurs or is continuing with respect to an underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such underlier, that day will nevertheless be the coupon observation date.

Coupon payment dates (set on the trade date): expected to be the 23rd day of each month (provided that the coupon payment date for May 2026 is expected to be May 26, 2026), commencing in June 2023 and ending on the stated maturity date, unless, for any such coupon payment date, that day is not a business day, in which case such coupon payment date will be postponed to the next following business day. If a coupon observation date is postponed as described under — “Coupon observation dates” above, such postponement of the coupon observation date will not postpone the related coupon payment date

Closing level: with respect to an underlier, on any trading day, the closing sale price or last reported sale price, regular way, for such underlier, on a per-share or other unit basis:

•	on the principal national securities exchange on which such underlier is listed for trading on that day, or
•	if such underlier is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of such underlier.

If such underlier is not listed or traded as described above, then the closing level for such underlier on any day will be the average, as determined by the calculation agent, of the bid prices for such underlier obtained from as many dealers in such underlier selected by the calculation agent as will make those bid prices available to the calculation agent.  The number of dealers need not exceed three and may include the calculation agent or any of its or the company’s affiliates.

The closing level of an underlier is subject to adjustment as described under “— Anti-dilution adjustments for an index stock” and “— Anti-dilution adjustments for the ETF”, as applicable, below.

Trading day: (i) with respect to the ETF, a day on which (a) the exchange on which such underlier has its primary listing is open for trading and (b) the price of one share of such underlier is quoted by the exchange on which such underlier has its primary listing and (ii) with respect to an index stock, a day on which the principal securities market for such underlier is open for trading. A day is a scheduled trading day with respect to the ETF if, as of the trade date, (a) the exchange on which such underlier has its primary listing is scheduled to be open for trading and (b) the price of one share of such underlier is expected to be quoted by the exchange on which such underlier has its primary listing. A day is a scheduled trading day with respect to an index stock, if, as of the trade date, the principal securities market for such index stock is scheduled to be open for trading on such day.

Successor underlier: with respect to the ETF, any substitute underlier approved by the calculation agent as a successor as provided under “— Discontinuance or modification of an underlier that is an ETF” below

ETF investment advisor: with respect to the ETF, at any time, the person or entity, including any successor investment advisor or trustee, as applicable, that serves as an investment advisor or trustee to such underlier as then in effect

ETF stocks: with respect to the ETF, at any time, the stocks that comprise such underlier as then in effect, after giving effect to any additions, deletions or substitutions

Index stock issuer: with respect to an index stock, the issuer of such underlier as then in effect

Market disruption event: With respect to any given trading day, any of the following will be a market disruption event with respect to an underlier:

•

a suspension, absence or material limitation of trading in such underlier on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,

•

a suspension, absence or material limitation of trading in option or futures contracts relating to such underlier in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	such underlier does not trade on what was the primary market for such underlier, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that such event could materially interfere with the ability of the company or any of its affiliates or a similarly situated person to unwind all or a material portion of a hedge that could be effected with respect to this note.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
•	a decision to permanently discontinue trading in option or futures contracts relating to such underlier.

For this purpose, an “absence of trading” in the primary securities market on which shares of such underlier are traded, or on which option or futures contracts, if available, relating to such underlier are traded, will not include any time when that market is itself closed for trading under ordinary circumstances.  In contrast, a suspension or limitation of trading in shares of such underlier or in option or futures contracts, if available, relating to such underlier in the primary market for such underlier or those contracts, by reason of:

•	a price change exceeding limits set by that market,
•	an imbalance of orders relating to the shares of such underlier or those contracts, or

•

a disparity in bid and ask quotes relating to the shares of such underlier or those contracts, will constitute a suspension or material limitation of trading in shares of such underlier or those contracts in that market.

A market disruption event with respect to one underlier will not, by itself, constitute a market disruption event for any unaffected underlier.

Consequences of a market disruption event or a non-trading day: With respect to any underlier, if a market disruption event occurs or is continuing on a day that would otherwise be a coupon observation date (and the determination date in the case of the last coupon observation date), or such day is not a trading day, then such coupon observation date will be postponed as described under “— Coupon observation dates” above. If any coupon observation date (and the determination date in the case of the last coupon observation date) is postponed to the last possible date due to the occurrence of serial non-trading days, the level of each underlier will be the calculation agent’s assessment of such level, in its sole discretion, on such last possible postponed coupon observation date (and the determination date in the case of the last coupon observation date). If any coupon observation date (and the determination date in the case of the last coupon observation date) is postponed due to a market disruption event with respect to any underlier, the closing level of each underlier with respect to such coupon observation date will be calculated based on (i) for any underlier that is not affected by a market disruption event on the applicable originally scheduled coupon observation date or the first qualified coupon trading day thereafter (if applicable), the closing level of the underlier on that date, (ii) for any underlier that is affected by a market disruption event on the applicable originally scheduled coupon observation date or the first qualified coupon trading day thereafter (if applicable), the closing level of the underlier on the first following trading day on which no market disruption event exists for such underlier and (iii) the calculation agent’s assessment, in its sole discretion, of the level of any underlier on the last possible postponed coupon observation date with respect to such underlier as to which a market disruption event continues through the last possible postponed coupon observation date. As a result, this could result in the closing level on any coupon observation date of each underlier being determined on different calendar dates. For the avoidance of doubt, once the closing level for an underlier is determined for a coupon observation date (or the determination date in the case of the last coupon observation date), the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Discontinuance or modification of an underlier that is an ETF: If, with respect to the ETF, such underlier is delisted from the exchange on which the underlier has its primary listing and the ETF investment advisor or anyone else publishes a substitute underlier that the calculation agent determines is comparable to the underlier and approves as a successor underlier, or if the calculation agent designates a substitute underlier, then the calculation agent will determine the coupon payable, if any, on the relevant coupon payment date or the cash settlement amount on the stated maturity date, as applicable, by reference to such successor underlier.

If the calculation agent determines on a coupon observation date or the determination date, as applicable, that the underlier is delisted or withdrawn from the exchange on which the underlier has its primary listing and there is no successor underlier, the calculation agent will determine the coupon or the cash settlement amount, as applicable, on the related coupon payment date or the stated maturity date, as applicable, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the underlier.

If the calculation agent determines that the underlier, the ETF stocks comprising such underlier or the method of calculating such underlier is changed at any time in any respect — including any split or reverse split of the underlier, a material change in the investment objective of the underlier and any addition, deletion or substitution and any reweighting or rebalancing of the ETF stocks and whether the change is made by the ETF investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the ETF stocks or their issuers or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in the underlier or the method of its calculation as it believes are appropriate to ensure that the levels of such underlier used to determine the coupon or cash settlement amount, as applicable, on the related coupon payment date or the stated maturity date, as applicable, is equitable.

All determinations and adjustments to be made by the calculation agent with respect to an underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Anti-dilution adjustments for the ETF:  the calculation agent will have discretion to adjust the closing level of the ETF if certain events occur (including those described above under “— Discontinuance or modification of an underlier that is an ETF”). In the event that any event other than a delisting or withdrawal from the relevant exchange occurs, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of such underlier or any other term. The calculation agent shall have no obligation to make an adjustment for any such event.

Anti-dilution adjustments for an index stock: The calculation agent will adjust the reference amount of an index stock in respect of each event for which adjustment is required under any of the six subsections beginning with “Stock splits” below (and not in respect of any other event).  (If more than one such event occurs, the calculation agent shall adjust the reference amount as so provided for each such event, sequentially, in the order in which such events occur, and on a cumulative basis.)  Having adjusted the reference amount for any and all such events as so provided, the calculation agent shall determine a closing level for the reference amount as so adjusted on the coupon observation date or the determination date, as applicable.  (If the reference amount is adjusted pursuant to “Reorganization events” below so as to consist of distribution property, then the closing level on any coupon observation date or the determination date, as applicable, shall equal the sum of the respective closing levels or other values for all such distribution property on such coupon observation date or the determination date, as provided in “Reorganization events” below.)  Having determined the closing level on any coupon observation date or the determination date, as applicable, the calculation agent shall use such levels to calculate the coupon, if applicable, the occurrence of a redemption event, or the cash settlement amount.  The calculation agent shall make all adjustments no later than the applicable coupon observation date or the determination date, as applicable.

Notwithstanding any other provision in this note, if an event for which adjustment is required under any of the six subsections beginning with “Stock splits” below occurs, the calculation agent may make the adjustment and any related determinations and calculations in a manner that differs from that specified in this note as necessary to achieve an equitable result. Upon written request by the holder to the calculation agent, the calculation agent will provide the holder with such information about these adjustments as such agent determines is appropriate.

Stock splits. A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split. If an index stock is subject to a stock split, then at the opening of business on the first day on which such index stock trades without the right to receive the stock split, the calculation agent will adjust the reference amount to equal the sum of the reference amount in effect immediately prior to such adjustment plus the product of (i) the number of new shares issued in the stock split with respect to one share of such index stock times (ii) the reference amount in effect immediately prior to such adjustment.  The reference amount will not be adjusted, however, unless such first day occurs after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Reverse stock splits. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split. If an index stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the calculation agent will adjust the reference amount to equal the product of the reference amount in effect immediately prior to such adjustment and the quotient of (i) the number of shares of such index stock outstanding immediately after the reverse stock split becomes effective divided by (ii) the number of shares of such index stock outstanding immediately before the reverse stock split becomes effective.  The reference amount will not be adjusted, however, unless the reverse stock split becomes effective after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Stock dividends. In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding shares of its stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.  If an index stock is subject to a stock dividend that is given ratably to all holders of such index stock, then at the opening of business on the ex-dividend date, the calculation agent will adjust the reference amount to equal the reference amount in effect immediately prior to such adjustment plus the product of (i) the number of shares issued in the stock dividend with respect to one share of such index stock times (ii) the reference amount in effect immediately prior to such adjustment.  The reference amount will not be adjusted, however, unless such ex-dividend date occurs after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Other dividends and distributions. There will be no adjustments to the reference amount to reflect dividends or other distributions paid with respect to an index stock other than:

•	stock dividends as provided in “Stock dividends” above,
•	issuances of transferable rights or warrants as provided in “Transferable rights and warrants” below,
•	dividends or other distributions constituting spin-off events as provided in “Reorganization events” below, or
•	extraordinary dividends described below.

A dividend or other distribution with respect to an index stock will be deemed to be an “extraordinary dividend” if its per share value of such dividend or other distribution exceeds the per share value of the immediately preceding dividend or distribution with respect to such index stock, if any, that is not an extraordinary dividend by an amount equal to at least 10% of the closing level of such index stock on the trading day immediately preceding the ex-dividend date for such extraordinary dividend.

If an extraordinary dividend occurs with respect to an index stock, the calculation agent will adjust the reference amount to equal the product of (a) the reference amount in effect immediately prior to such adjustment and (b) a fraction, the numerator of which is the closing level of such index stock on the trading day immediately preceding the ex-dividend date and the denominator of which is the amount by which such closing level exceeds the extraordinary dividend amount.

The “extraordinary dividend amount” with respect to an extraordinary dividend for an index stock will equal:

•

in the case of an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding dividend or distribution with respect to such index stock, if any, that is not an extraordinary dividend or

•	in the case of an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of such extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent.  A distribution on an index stock that constitutes a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also constitutes an extraordinary dividend will result only in an adjustment to the reference amount pursuant to “Stock dividends” above, “Transferable rights and warrants” below or “Reorganization events” below, as applicable.  The reference amount will not be adjusted pursuant to this subsection unless the ex-dividend date for the extraordinary dividend occurs after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Transferable rights and warrants. With respect to an index stock, if the index stock issuer issues transferable rights or warrants to all holders of the index stock to subscribe for or purchase the index stock at an exercise price per share less than the closing level of the index stock on the trading day immediately before the ex-dividend date for such issuance, then the calculation agent will adjust the reference amount by multiplying the reference amount in effect immediately prior to such adjustment by a fraction:

•

the numerator of which is the number of shares of index stock outstanding at the close of business on the day before such ex-dividend date plus the number of additional shares of index stock offered for subscription or purchase under such transferable rights or warrants, and

•

the denominator of which is the number of shares of index stock outstanding at the close of business on the day before such ex-dividend date plus the number of additional shares of index stock that the aggregate offering price of the total number of shares of index stock so offered for subscription or purchase would purchase at the closing level of the index stock on the trading day immediately before such ex-dividend date, with such number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of such transferable rights or warrants and dividing the resulting product by the closing level of the index stock on the trading day immediately before such ex-dividend date.

The reference amount will not be adjusted, however, unless such ex-dividend date occurs after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Reorganization events. With respect to an index stock, if:

•	any reclassification or other change of the index stock occurs,

•

the index stock issuer has been subject to a merger, consolidation, amalgamation, binding share exchange or other business combination and is not the surviving entity or it does survive but all the shares of index stock are reclassified or changed,

•

the index stock has been subject to a takeover, tender offer, exchange offer, solicitation proposal or other event by another person to purchase or otherwise obtain all of the outstanding shares of the index stock, such that all of the outstanding shares of the index stock (other than shares of the index stock owned or controlled by such other person) are transferred, or irrevocably committed to be transferred, to another person,

•

the index stock issuer or any subsidiary of the index stock issuer has been subject to a merger, consolidation, amalgamation or binding share exchange in which the index stock issuer is the surviving entity and all the outstanding shares of the index stock (other than shares of the index stock owned or controlled by such other person) immediately prior to such event collectively represent less than 50% of the outstanding shares of the index stock immediately following such event,

•	the index stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity
•

the index stock issuer issues to all holders of index stock equity securities of an issuer other than the index stock issuer (other than in a transaction described in any of the bullet points above) (a “spin-off event”),

•	the index stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or
•

any other corporate or similar events that affect or could potentially affect market prices of, or shareholders’ rights in, the index stock or distribution property, which will be substantiated by an official characterization by either the Options Clearing Corporation with respect to options contracts on the index stock or by the primary securities exchange on which the index stock or listed options on the index stock are traded, and will ultimately be determined by the calculation agent in its sole discretion (any such event in this bullet point or any of the bullet points above in this subsection, a “reorganization event”), then the calculation agent will adjust the reference amount so that the reference amount consists of the respective amounts of each type of distribution property deemed, for the purposes of this note, to be distributed in such reorganization event in respect of the reference amount as in effect immediately prior to such adjustment, taken together.

Notwithstanding the foregoing, however, the calculation agent will not make any adjustment for a reorganization event unless the event becomes effective — or, if the event is a spin-off event, unless the ex-dividend date for the spin-off event occurs — after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

The calculation agent will determine the value of each component type of distribution property, using the closing level on the relevant day for any such type consisting of securities and such other method as it determines to be appropriate, in its sole discretion, for any other type.  If a holder of an index stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will be deemed to include the types and amounts thereof distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.  If a reorganization event occurs and as a result the reference amount is adjusted to consist of distribution property, the calculation agent will make further adjustments for subsequent events that affect such distribution property or any component type thereof, to the same extent that it would make adjustments if an index stock were outstanding and were affected by the same kinds of events.  The closing level on a coupon observation date or the determination date will be the total value, as determined by the calculation agent at the close of trading hours of an index stock on such coupon observation date or the determination date, as applicable, of all components of the reference amount, with each component having been adjusted on a sequential and cumulative basis for all relevant events affecting it.

The calculation agent may, in its sole discretion, modify the adjustments described in “Reorganization events” as necessary to ensure an equitable result.

If at any time the reference amount consists of distribution property, as determined by the calculation agent, then all references in this note to an “index stock” shall thereupon be deemed to mean such distribution property and all references in this note to a “share of index stock” shall thereupon be deemed to mean a comparable unit of each type of property comprising such distribution property, as determined by the calculation agent.

Minimum adjustments. Notwithstanding the foregoing, no adjustment will be required in respect of any event specified in “Stock splits”, “Reverse stock splits”, “Stock dividends”, “Other dividends and distributions” and “Transferable rights and warrants” above unless such adjustment would result in a change of at least 0.1% in the closing level of such index stock. The closing level of an index stock resulting from any adjustment shall be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward — e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

Distribution property: cash, securities and/or other property distributed in any reorganization event in respect of the relevant reference amount and, in the case of a spin-off event, includes such reference amount

Ex-dividend date: for any dividend or other distribution with respect to an index stock, the first day on which the index stock trades without the right to receive such dividend or other distribution

Reference amount: with respect to an index stock, initially, one share of such index stock which shall be adjusted, as to the amount(s) and/or type(s) of property comprising the same, by the calculation agent as provided under “Anti-dilution adjustments for an index stock” above

Regular record dates: the scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)

Calculation agent: Goldman Sachs & Co. LLC (“GS&Co.”)

Tax characterization: The holder, on behalf of itself and any other person having a beneficial interest in this note, hereby agrees with the company (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize this note for all U.S. federal income tax purposes as a variable rate debt instrument or if, based on market conditions on the trade date, the company takes the position that it is reasonably expected that the return on this note during the first half of this note’s term will be significantly greater or less than the return on this note during the second half of this note’s term, a contingent payment debt instrument.

Overdue principal rate and overdue coupon rate: the effective Federal Funds rate

Hypothetical ExampleS

Payment Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various hypothetical closing levels of the underliers on a coupon observation date could have on the coupon payable, if any, on the related coupon payment date assuming all other variables remain constant.

The examples below are based on a range of underlier levels that are entirely hypothetical; no one can predict what the closing level of any underlier will be on any day throughout the life of your notes, what the closing level of any underlier will be on any coupon observation date. The underliers have been highly volatile in the past — meaning that the underlier levels have changed substantially in relatively short periods — and their performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to the stated maturity date or date of early redemption.  If you sell your notes in a secondary market prior to the stated maturity date or date of early redemption, as the case may be, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underliers, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor.  In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your notes.  For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes” on page PS-17 of this pricing supplement.  The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Face amount	$1,000
Coupon	$5.834 (0.5834% monthly, or the potential for up to approximately 7% per annum)
Coupon trigger level	with respect to each underlier, 70% of its initial underlier level
Neither a market disruption event nor a non-trading day occurs on any originally scheduled coupon observation date or the originally scheduled determination date
No change in or affecting any underlier, any ETF stock, any policy of the ETF investment advisor or any method by which the underlying index sponsor calculates its underlying index
Notes purchased on original issue date at the face amount and held to the stated maturity date or date of early redemption

Moreover, we have not yet set the initial underlier level that will serve as the baseline for determining the coupon payable on each coupon payment date, if any. We will not do so until the trade date. As a result, the actual initial underlier level may differ substantially from the underlier levels prior to the trade date. They may also differ substantially from the underlier levels at the time you purchase your notes.

For these reasons, the actual performance of the underliers over the life of your notes, the actual underlier levels on any coupon observation date, as well as the coupon payable, if any, on each coupon payment date, may bear little relation to the hypothetical examples shown below or to the historical underlier levels shown elsewhere in this pricing supplement. For information about the underlier levels during recent periods, see “The Underliers — Historical Closing Levels of the Underliers” on page PS-34. Before investing in the notes, you should consult publicly available information to determine the underlier levels between the date of this pricing supplement and the date of your purchase of the notes.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes.  Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the underliers.

Hypothetical Coupon Payments

The examples below show hypothetical performances of each underlier as well as the hypothetical coupons, if any, that we would pay on each coupon payment date with respect to each $1,000 face amount of the notes if the hypothetical closing level of each underlier on the applicable coupon observation date was the percentage of its initial underlier level shown.

Scenario 1

Hypothetical Coupon Observation Date	Hypothetical Closing Level of the VanEck Gold Miners ETF (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the Common Stock of Capital One Financial Corporation (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the Common Stock of Tesla, Inc. (as Percentage of Initial Underlier Level)	Hypothetical Coupon
First	30%	45%	55%	$0
Second	65%	55%	35%	$0
Third	90%	90%	95%	$5.834
Fourth	60%	45%	40%	$0
Fifth	60%	45%	40%	$0
Sixth	100%	95%	90%	$5.834
Seventh	60%	45%	40%	$0
Eighth	60%	45%	40%	$0
Ninth	45%	45%	45%	$0
Tenth	55%	55%	55%	$0
Eleventh	65%	65%	65%	$0
Twelfth- Thirty Sixth	40%	40%	40%	$0
			Total Hypothetical Coupons	$11.668

In Scenario 1, the hypothetical closing level of each underlier increases and decreases by varying amounts on each hypothetical coupon observation date.  Because the hypothetical closing level of each underlier on the third and sixth hypothetical coupon observation dates is greater than or equal to its coupon trigger level, the total of the hypothetical coupons in Scenario 1 is $11.668.  Because the hypothetical closing level of at least one underlier on all other hypothetical coupon observation dates is less than its coupon trigger level, no further coupons will be paid, including at maturity.

Scenario 2

Hypothetical Coupon Observation Date	Hypothetical Closing Level of the VanEck Gold Miners ETF (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the Common Stock of Capital One Financial Corporation (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the Common Stock of Tesla, Inc. (as Percentage of Initial Underlier Level)	Hypothetical Coupon
First	55%	45%	60%	$0
Second	65%	45%	65%	$0
Third	50%	40%	55%	$0
Fourth	60%	50%	45%	$0
Fifth	60%	45%	40%	$0
Sixth	60%	45%	40%	$0
Seventh	60%	45%	40%	$0
Eighth	60%	45%	40%	$0
Ninth	45%	45%	45%	$0
Tenth	55%	55%	55%	$0
Eleventh	65%	65%	65%	$0
Twelfth- Thirty Sixth	40%	40%	40%	$0
			Total Hypothetical Coupons	$0

In Scenario 2, the hypothetical closing level of each underlier increases and decreases by varying amounts on each hypothetical coupon observation date.  Because in each case the hypothetical closing level of at least one underlier on the related coupon observation date is less than its coupon trigger level, you will not receive a coupon payment on the applicable hypothetical coupon payment date. Since this occurs on every hypothetical coupon observation date, the overall return you earn on your notes will be less than zero. Therefore, the total of the hypothetical coupons in Scenario 2 is $0.

Scenario 3

Hypothetical Coupon Observation Date	Hypothetical Closing Level of the VanEck Gold Miners ETF (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the Common Stock of Capital One Financial Corporation (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the Common Stock of Tesla, Inc. (as Percentage of Initial Underlier Level)	Hypothetical Coupon
First	55%	45%	60%	$0
Second	65%	45%	65%	$0
Third	50%	40%	55%	$0
Fourth	60%	50%	45%	$0
Fifth	60%	45%	40%	$0
Sixth	120%	110%	115%	$5.834
			Total Hypothetical Coupons	$5.834

In Scenario 3, the hypothetical closing level of each underlier is less than the coupon trigger level on the first five hypothetical coupon observation dates, but increases to a closing level that is greater than its initial underlier level on the sixth hypothetical coupon observation date. Further, we also exercise our early redemption right with respect to a redemption on the sixth coupon payment date (which is also the first hypothetical date with respect to which we could exercise such right). Therefore, on the sixth coupon payment date (the redemption date), in addition to the hypothetical coupon of $5.834, you will receive an amount in cash equal to $1,000 for each $1,000 face amount of your notes.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this pricing supplement.

We cannot predict the actual closing levels of the underliers on any day or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the closing levels of the underliers and the market value of your notes at any time prior to the stated maturity date. The actual coupon payment, if any, that a holder of the notes will receive on each coupon payment date, and the rate of return on the offered notes will depend on whether or not the notes are redeemed, the actual initial underlier levels, which we will set on the trade date, and on the actual closing levels of the underliers on the coupon observation dates determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the coupon to be paid in respect of your notes, if any, may be very different from the information reflected in the examples above.

Anti-dilution Adjustment Examples for an Index Stock

The calculation agent will adjust the closing level of an index stock on a coupon observation date or the determination date, as applicable, only if an event described under one of the six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments for an index stock” occurs and only if the relevant event occurs during the period described under the applicable subsection. The adjustments described under “Terms and Conditions — Anti-dilution adjustments for an index stock” do not cover all events that could affect the closing level of an index stock on a coupon observation date or the determination date, as applicable, such as an issuer tender or exchange offer for such index stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such index stock. We describe the risks relating to dilution under “Additional Risk Factors Specific to Your Notes — You Have Limited Anti-dilution Protection” below.

How Adjustments Will Be Made

In this pricing supplement, we refer to anti-dilution adjustment of the closing level of an index stock on a coupon observation date or the determination date, as applicable. With respect to an index stock, if an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment by taking the following steps:

Step One. The calculation agent will adjust the reference amount. This term refers to the amount of the index stock or other property that must be used to determine the closing level of the index stock on a coupon observation date or the determination date, as applicable. For example, if no adjustment described under “Terms and Conditions — Anti-dilution adjustments for an index stock” is required at a time, the reference amount for that time will be one share of the index stock. In that case, the closing level of the index stock on a coupon observation date or the determination date, as applicable, will be the closing level of one share of the index stock on the applicable coupon observation date or the determination date. We describe how the closing level will be determined under “Terms and Conditions — Closing level” above.

If an adjustment described under “Terms and Conditions — Anti-dilution adjustments for an index stock” is required because one of the dilution events described in the first five subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments for an index stock” — these involve stock splits, reverse stock splits, stock dividends, other dividends and distributions and issuances of transferable rights and warrants — occurs, then the adjusted reference amount at that time might instead be, for example, two shares of the index stock or a half share of the index stock, depending on the event. In that example, the closing level of the index stock on a coupon observation date or the determination date, as applicable, would be the price (determined as specified under “Terms and Conditions — Closing level” above) at the close of trading on the applicable coupon observation date or the determination date of two shares of the index stock or a half share of the index stock, as applicable.

If an adjustment described under “Terms and Conditions — Anti-dilution adjustments for an index stock” is required at a time because one of the reorganization events described under “Terms and Conditions — Reorganization events” — these involve events in which cash, securities or other property is distributed in respect of the index stock — occurs, then the reference amount at that time will be adjusted to be as follows, assuming there has been no prior or subsequent anti-dilution adjustment: the amount of each type of the property distributed in the reorganization event in respect of one share of the index stock, plus one share of the index stock if the index stock remains outstanding. In that event, the closing level of the index stock on a coupon observation date or the determination date, as applicable, would be the value of the adjusted reference amount at the close of trading on such coupon observation date or the determination date.

The manner in which the calculation agent adjusts the reference amount in step one will depend on the type of dilution event requiring adjustment. These events and the nature of the required adjustments are described in the six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments for an index stock”.

Step Two. Having adjusted the reference amount in step one, the calculation agent will determine the closing level of the index stock on a coupon observation date or the determination date, as applicable, in the following manner.

If the adjusted reference amount at the applicable time consists entirely of shares of the index stock, the index stock level will be the closing level (determined as described under “Terms and Conditions — Closing level” above) of the adjusted reference amount on the applicable date.

On the other hand, if the adjusted reference amount at the applicable time includes any property other than shares of the index stock, the closing level of the index stock on a coupon observation date or the determination date, as applicable, will be the value of the adjusted reference amount as determined by the calculation agent in the manner described under “— Adjustments for Reorganization Events” below at the applicable time.

Step Three. Having determined the closing level of the index stock on a coupon observation date or the determination date, as applicable, in step two, the calculation agent will use such level to calculate the coupon payable on the applicable coupon payment date, if any, or the cash settlement amount.

If more than one event requiring adjustment as described under “Terms and Conditions — Anti-dilution adjustments for an index stock” occurs, the calculation agent will first adjust the reference amount as described in step one above for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the reference amount for the first event, the calculation agent will repeat step one for the second event, applying the required adjustment to the reference amount as already adjusted for the first event, and so on for each event. Having adjusted the reference amount for all events, the calculation agent will then take the remaining applicable steps in the process described above, determining the closing level of the index stock on a coupon observation date or the determination date, as applicable, using the reference amount as sequentially and cumulatively adjusted for all the relevant events. The calculation agent will make all required determinations and adjustments no later than the applicable coupon observation date or the determination date, as applicable.

The calculation agent will adjust the reference amount for each reorganization event described under “Terms and Conditions — Reorganization events” above. For any other dilution event described above, however, the calculation agent will not be required to adjust the reference amount unless the adjustment would result in a change of at least 0.1% in the index stock level that would apply without the adjustment. The closing level of the index stock on a coupon observation date or the determination date, as applicable, resulting from any adjustment will be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward — e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder, GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, relative to your notes, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon written request by the holder.

In this pricing supplement, when we say that the calculation agent will adjust the reference amount for one or more dilution events, we mean that the calculation agent will take all the applicable steps described above with respect to those events.

The six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments for an index stock” describe the dilution events for which the reference amount is to be adjusted. Each subsection describes the manner in which the calculation agent will adjust the reference amount — the first step in the adjustment process described above — for the relevant event.

Adjustments for Reorganization Events

If a reorganization event occurs, then the calculation agent will adjust the reference amount so that it consists of the amount of each type of distribution property described under “Terms and Conditions — Anti-dilution adjustments for an index stock — Reorganization events” above distributed in respect of one share of an index stock — or in respect of whatever the prior reference amount may be — in the reorganization event, taken together. For purposes of the three-step adjustment process described under “— How Adjustments Will Be Made”

above, the distribution property so distributed will be the adjusted reference amount described in step one, the value of that property at the close of trading hours for an index stock on the applicable date will be the index stock level described in step two, and the calculation agent will determine the coupon payable on a coupon payment date, if any, or the cash settlement amount as described in step three. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

The calculation agent will determine the value of each type of distribution property in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing level (calculated according to the same methodology as specified in this pricing supplement, without any anti-dilution adjustments) of one share of such security on the applicable date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of an index stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

If a reorganization event occurs and the calculation agent adjusts the reference amount to consist of the distribution property distributed in the reorganization event, as described above, the calculation agent will make any further anti-dilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new reference amount. The calculation agent will do so to the same extent that it would make adjustments if an index stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference amount, the required adjustment will be made with respect to that component, as if it alone were the reference amount.

For example, if an index stock issuer merges into another company and each share of such index stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the reference amount will be adjusted to consist of two common shares of the surviving company and the specified amount of cash for each share of index stock (adjusted proportionately for any partial share) comprising the reference amount before the adjustment. The calculation agent will adjust the common share component of the adjusted reference amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this subsection entitled “— Anti-dilution Adjustment Examples for an Index Stock” as if the common shares of the surviving company were such index stock. In that event, the cash component will not be adjusted but will continue to be a component of the reference amount. Consequently, each component included in the reference amount will be adjusted on a sequential and cumulative basis for all relevant events requiring adjustment up to the relevant date.

The calculation agent will not make any adjustment for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Additional Risk Factors Specific to Your Notes

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 8,999. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement no. 8,999. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in an index stock, the ETF or the ETF stocks (i.e., with respect to the ETF to which your notes are linked, the stocks comprising such ETF).You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth above under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity.  In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted.  If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.  This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes.  See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” on page S-7 of the accompanying general terms supplement no. 8,999.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the coupons (if any) and return on the notes will be based on the performance of each underlier, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer – Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

You May Not Receive a Coupon on Any Coupon Payment Date

If the closing level of any underlier on the related coupon observation date is less than its coupon trigger level, you will not receive a coupon payment on the applicable coupon payment date. If this occurs on every coupon observation date, the overall return you earn on your notes will be zero and such return will be less than you would have earned by investing in a note that bears interest at the prevailing market rate.

You will only receive a coupon on a coupon payment date if the closing level of each underlier on the related coupon observation date is greater than or equal to its coupon trigger level. You should be aware that, with respect to any prior coupon observation dates that did not result in the payment of a coupon, you will not be compensated for any opportunity cost implied by inflation and other factors relating to the time value of money.  Further, there is no guarantee that you will receive any coupon payment with respect to the notes at any time.

We Are Able to Redeem Your Notes at Our Option

On each coupon payment date commencing in November 2023 and ending in April 2026, we will be permitted to redeem your notes at our option. Even if we do not exercise our option to redeem your notes, our ability to do so may adversely affect the value of your notes. It is our sole option whether to redeem your notes prior to maturity and we may or may not exercise this option for any reason. Because of this redemption option, the term of your notes could be reduced.

The Coupon Does Not Reflect the Actual Performance of the Underliers from the Trade Date to Any Coupon Observation Date or from Coupon Observation Date to Coupon Observation Date

The coupon for each coupon payment date is different from, and may be less than, a coupon determined based on the percentage difference of the closing levels of the underliers between the trade date and any coupon observation date or between two coupon observation dates. Accordingly, the coupons, if any, on the notes may be less than the return you could earn on another instrument linked to the underliers that pays coupons based on the performance of the underliers from the trade date to any coupon observation date or from coupon observation date to coupon observation date.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:

•	the market prices or levels of the underliers;
•	the volatility – i.e., the frequency and magnitude of changes – in the market prices or levels of the underliers;
•	the dividend rates of the underliers;
•

economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segments of which the index stock are a part, and which may affect the market prices or levels of the underliers;

•	interest rates and yield rates in the market;
•	the time remaining until your notes mature; and
•

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes before maturity, you may receive less than the face amount of your notes.

You cannot predict the future performance of the underliers based on their historical performance. The actual performance of the underliers over the life of the offered notes, the cash settlement amount paid on the stated maturity date, as well as the coupon payable, if any, on each coupon payment date, may bear little or no relation to the historical closing levels of the underliers or to the hypothetical examples shown elsewhere in this pricing supplement.

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected

The amount we will pay you at maturity or upon any early redemption of your notes will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date or date of early redemption will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the stated maturity date or date of early redemption, the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount.

We Will Not Hold Shares of the Index Stocks for Your Benefit

The indenture governing your note does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey a share or shares of the index stocks acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the index stocks for your benefit in order to enable you to exchange your note for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any shares of the index stocks owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Have No Shareholder Rights or Rights to Receive Any Shares of Any Index Stock, the ETF or Any ETF Stock

Investing in your notes will not make you a holder of any shares of any index stock, the ETF or any ETF stocks. Neither you nor any other holder or owner of your notes will have any rights with respect to any index stock, the ETF or the ETF stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the  index stocks, the ETF or ETF stocks, or any other rights of a holder of any shares of the index stocks, ETF or ETF stocks. Your notes will be paid in cash and you will have no right to receive delivery of any shares of the index stocks, the ETF or any ETF stocks.

In Some Circumstances, the Payment You Receive On the Notes May Be Based On the Securities of Another Company and Not the Issuer of an Index Stock

Following certain corporate events relating to an index stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the securities of a successor to such index stock issuer or any cash or any other assets distributed to holders of shares of such index stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting distribution property (as described above) under “Terms and Conditions — Anti-dilution adjustments for an index stock”.

The Return on Your Notes Will Not Reflect Any Dividends Paid on the Index Stocks, the ETF or the ETF Stocks

The return on your notes will not reflect the return you would realize if you actually owned the index stocks, ETF or ETF stocks and received the distributions paid on the shares of the index stocks or ETF. You will not receive any dividends that may be paid on any of the ETF stocks by the ETF stock issuers or the shares of the index stocks or ETF. See “— You Have No Shareholder Rights or Rights to Receive Any Shares of Any Index Stock, the ETF or Any ETF Stock” above for additional information.

There is No Affiliation Between the Index Stock Issuers and Us

Goldman Sachs is not affiliated with the index stock issuers. However, we or our affiliates may currently or from time to time in the future engage in business with the index stock issuers. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the index stock issuers.  You, as an investor in your note, should make your own investigation into the index stock issuers.

The index stock issuers are not involved in this offering of your notes in any way and do not have any obligation of any sort with respect to your notes. Thus, the index stock issuers do not have any obligation to take your interests into consideration for any reason, including in taking or not taking any corporate actions that might affect the value of your notes.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the issue price you paid as provided on the cover of this pricing supplement.

Additional Risks Related to the VanEck Gold Miners ETF

The Policies of the VanEck Gold Miners ETF’s Investment Advisor, Van Eck Associates Corporation, and the Sponsor of its Underlying Index, ICE Data Indices, LLC, Could Affect the Amount Payable on Your Notes and Their Market Value

The VanEck Gold Miners ETF’s investment advisor, Van Eck Associates Corporation (“Van Eck”), may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of Van Eck concerning the calculation of the net asset value of the VanEck Gold Miners ETF, additions, deletions or substitutions of securities in the VanEck Gold Miners ETF and the manner in which changes affecting the underlying index are reflected in the VanEck Gold Miners ETF that could affect the market price of the shares of the VanEck Gold Miners ETF, and therefore, the amount payable on your notes. The amount payable on your notes and their market value could also be affected if Van Eck changes these policies, for example, by changing the manner in which it calculates the net asset value of the VanEck Gold Miners ETF, or if Van Eck discontinues or suspends calculation or publication of the net asset value of the VanEck Gold Miners ETF, in which case it may become difficult or inappropriate to determine the market value of your notes.

If events such as these occur, the calculation agent — which initially will be GS&Co. — may determine the closing level of the VanEck Gold Miners ETF on a coupon observation date or the determination date — and thus the amount payable on a coupon payment date or the stated maturity date, if any — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing level of the VanEck Gold Miners ETF on a coupon observation date or the determination date, as applicable, and the amount payable on your notes more fully under “Terms and Conditions — Discontinuance or modification of an underlier” above.

In addition, ICE Data Indices, LLC (the “underlying index sponsor”) owns the underlying index and is responsible for the design and maintenance of the underlying index. The policies of the underlying index sponsor concerning the calculation of its underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in the underlying index, could affect the level of the underlying index and, consequently, could affect the market price of shares of the VanEck Gold Miners ETF and, therefore, the amount payable on your notes and their market value.

There is No Assurance That an Active Trading Market Will Continue for the VanEck Gold Miners ETF or That There Will Be Liquidity in Any Such Trading Market; Further, the VanEck Gold Miners ETF Is Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the VanEck Gold Miners ETF’s shares are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”) and a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the VanEck Gold Miners ETF or that there will be liquidity in the trading market.

In addition, the VanEck Gold Miners ETF is subject to management risk, which is the risk that the VanEck Gold Miners ETF investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the ETF investment advisor may select up to 20.00% of the VanEck Gold Miners ETF’s assets to be invested in shares of equity securities that are not included in its underlying index. The VanEck Gold Miners ETF is also not actively managed and may be affected by a general decline in market segments relating to the underlying index.  Van Eck invests in securities included in, or representative of, the underlying index regardless of their investment merits.  Van Eck does not attempt to take defensive positions in declining markets. In addition, the VanEck Gold Miners ETF’s investment advisor may be permitted to engage in securities lending with respect to a portion of the VanEck Gold Miners ETF’s total assets, which could subject the VanEck Gold Miners ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the VanEck Gold Miners ETF is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.  Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, the VanEck Gold Miners ETF is subject to listing standards adopted by NYSE Arca. There can be no assurance that the VanEck Gold Miners ETF will continue to meet the applicable listing requirements, or that the VanEck Gold Miners ETF will not be delisted.

The VanEck Gold Miners ETF and Its Underlying Index are Different and the Performance of the VanEck Gold Miners ETF May Not Correlate With the Performance of Its Underlying Index

The VanEck Gold Miners ETF seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of its underlying index. There may, however, be instances where the VanEck Gold Miners ETF may choose to overweight one or more securities in its underlying index, purchase securities not included in its underlying index or utilize various combinations of other available investment techniques in seeking to track its underlying index. Although the VanEck Gold Miners ETF seeks to track the performance of its underlying index as closely as possible, the return of VanEck Gold Miners ETF may not match or achieve a high degree of correlation with the return of its underlying index due to, among other things, operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. In addition, corporate actions with respect to the securities included in its underlying index, such as mergers and spin-offs, may impact the variance between the VanEck Gold Miners ETF and its underlying index. Finally, as the shares of the VanEck Gold Miners ETF are traded on the NYSE Arca and are affected by market forces such as supply and demand, economic conditions and other factors, the trading prices of one share of the VanEck Gold Miners ETF generally differ from (and may deviate significantly during periods of market volatility from) the average daily net assets per share of the VanEck Gold Miners ETF. For these reasons, the performance of the VanEck Gold Miners ETF may not correlate with the performance of its underlying index. Consequently, the cash settlement amount on your notes will not be the same as investing directly in the VanEck Gold Miners ETF or in the ETF stocks, and will not be the same as investing in a debt security with a cash settlement amount linked to the performance of its underlying index.

The VanEck Gold Miners ETF is Concentrated in Gold and Silver Mining Companies and Does Not Provide Diversified Exposure

The VanEck Gold Miners ETF’s stocks are not diversified and are concentrated in gold and silver mining companies, which means the VanEck Gold Miners ETF is more likely to be more adversely affected by any negative performance of gold and silver mining companies than an underlier that includes more diversified stocks across a number of sectors. Investments related to gold and silver are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold and silver may fluctuate substantially over short periods of time so the VanEck Gold Miners ETF’s share price may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation, changes in currency exchange rates and changes in industrial and commercial demand for metals (including fabricator demand). Additionally, increased environmental or labor costs may depress the value of metal investments.

An Investment in the Offered Notes Is Subject to Risks Associated with Foreign Securities Markets

The value of your notes is linked, in part, to VanEck Gold Miners ETF, which holds, in part, stocks from one or more foreign securities markets, including stocks traded in the equity markets of emerging market countries. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country’s geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government’s economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the VanEck Gold Miners ETF is not traded, the value of the securities underlying the VanEck Gold Miners ETF may change on days when shareholders will not be able to purchase or sell shares of the VanEck Gold Miners ETF. This could result in premiums or discounts to the VanEck Gold Miners ETF’s net asset value that may be greater than those experienced by an underlier that does not hold foreign assets.

The countries whose markets are represented by the VanEck Gold Miners ETF include emerging market countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for Van Eck to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the stocks included in the VanEck Gold Miners ETF.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlier with ETFStocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Notes

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlier with ETF stocks from one or more foreign securities markets and could negatively affect your investment in the notes in a variety of ways, depending on the nature of such government regulatory action and the ETF stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to ETF stocks that are currently included in an underlier or that in the future are included in an underlier, such ETF stocks may be removed from an underlier. If government regulatory action results in the removal of ETF stocks that have (or historically have had) significant weight in an underlier, such removal could have a material and negative effect on the level of such underlier and, therefore, your investment in the notes. Similarly, if ETF stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlier, the value of the notes could be materially and negatively affected, and transactions in, or holdings of, the notes may become prohibited under United States law. Any failure to remove such ETF stocks from an underlier could result in the loss of a significant portion or all of your investment in the notes, including if you attempt to divest the notes at a time when the value of the notes has declined..

Your Investment in the Notes Will Be Subject to Foreign Currency Exchange Rate Risk

The VanEck Gold Miners ETF holds assets that are denominated in non-U.S. dollar currencies. The value of the assets held by the VanEck Gold Miners ETF that are denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated, the level of the VanEck Gold Miners ETF may not increase even if the non-dollar value of the asset held by the VanEck Gold Miners ETF increases.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

●	existing and expected rates of inflation;
●	existing and expected interest rate levels;
●	the balance of payments among countries;
●	the extent of government surpluses or deficits in the relevant foreign country and the United States; and
●	other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the notes and level of the VanEck Gold Miners ETF could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

Regulators in various countries are in the process of investigating the potential manipulation of published currency exchange rates.  If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been.  Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes.  In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations.  Any such changes or reforms could also adversely impact your notes.

Even Though Currencies Trade Around-The-Clock, Your Notes Will Not

Your notes are linked an underlier that holds assets denominated in non-U.S. dollar currencies. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currencies in which the VanEck Gold Miners ETF is denominated or in which the ETF stocks trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account in relating the value of your notes to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the VanEck Gold Miners ETF used to calculate the amount payable on your notes. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

The VanEck Gold Miners ETF May Be Disproportionately Affected By the Performance of a Small Number of Stocks

Although the VanEck Gold Miners ETF held 48 stocks as of April 24, 2023, approximately 18.44% of the VanEck Gold Miners ETF was invested in just two stocks – Newmont Goldcorp Corporation and Barrick Gold Corporation — and approximately 62.49% of the VanEck Gold Miners ETF was invested in just ten stocks. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the VanEck Gold Miners ETF even if none of the other stocks held by the VanEck Gold Miners ETF are affected by such events. Because of the weighting of the holdings of the VanEck Gold Miners ETF, the amount you receive at maturity could be less than the payment at maturity you would have received if you had invested in a product linked to an exchange-traded fund that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such fund.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

The Tax Treatment of Your Notes is Uncertain. However, It Would be Reasonable To Treat Your Notes as Variable Rate Debt Instruments for U.S. Federal Income Tax Purposes

The tax treatment of your notes is uncertain.  However, it would be reasonable to treat your notes as variable rate debt instruments for U.S. federal income tax purposes and the issuer expects to so treat the notes.  Under those rules, you generally will be required to account for coupons on the notes in the manner described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below.  If you are a secondary purchaser of the notes, the tax consequences to you may be different.  Please see “Supplemental Discussion of U.S. Federal Income Tax Consequences” below for a more detailed discussion.  Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

The UNDERLIERS

VanEck Gold Miners ETF

The shares of the VanEck Gold Miners ETF (the “ETF”) are issued by VanEck ETF Trust (the “trust”), a registered investment company. The trust was incorporated in Delaware as a statutory trust on March 15, 2001.  The trust operates as a series fund and offers multiple investment portfolios, each of which represents a separate series of the trust.

•	The ETF seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE® Arca Gold Miners Index® (the “index”).
•

Van Eck Associates Corporation (“Van Eck”) acts as investment advisor to the ETF, and, subject to the supervision of the Board of Trustees, is responsible for the day-to-day investment management of the ETF.

•

The Board of Trustees of the trust has responsibility for the general oversight of the management of the ETF, including general supervision of Van Eck and other service providers, but is not involved in the day-to-day management of the trust.

•	The ETF shares trade on the NYSE Arca under the ticker symbol “GDX”.
•	The trust’s SEC CIK Number is 0001137360.
•	The inception date for purposes of the ETF shares was May 16, 2006.
•	The ETF shares are issued or redeemed only in creation units of 50,000 shares.

Effective September 1, 2021, the trust changed its name from VanEck Vectors® ETF Trust to VanEck ETF Trust. In addition, effective September 1, 2021, the name of the ETF changed from the VanEck Vectors® Gold Miners ETF to the VanEck Gold Miners ETF.

We obtained the following fee information from the trust’s publicly available information without independent verification. Van Eck is entitled to receive a monthly management fee from the ETF based on a percentage of the ETF’s average daily net assets at an annual rate of 0.50%. As of March 31, 2023, the ETF’s net expense ratio was 0.51% per annum. Until at least May 1, 2023, Van Eck has agreed to waive fees and/or pay ETF expenses to the extent necessary to prevent the operating expenses of the ETF (excluding acquired fund fees and expenses, interest expense, trading expenses, taxes and extraordinary expenses) from exceeding 0.53% of its average daily net assets per year.

For additional information regarding the ETF, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended December 31, 2022) and other information the trust files with the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at sec.gov. Additional information regarding the trust (including the top ten holdings and weights, sector weights and country weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the VanEck Gold Miners ETF website at vaneck.com/etf/equity/gdx/overview/. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

Investment Objective and Strategy

The ETF seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the index. The ETF, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the index by investing in a portfolio of securities that generally replicates the index. The ETF normally invests at least 80% of its total assets in securities that comprise the index. The ETF’s 80% investment policy is non-fundamental, which means that the ETF’s investment policy may be changed without shareholder approval upon 60 days’ prior written notice to shareholders. In addition, the ETF may invest in securities not included in the index, money market instruments, including repurchase agreements or other funds which invest exclusively in money market instruments, convertible securities, structured notes (notes on which the amount of principal repayment and interest payments are based on the movement of one or more specified factors, such as the movement of a particular stock or stock index) and/or certain derivatives, which Van Eck believes will help the ETF track the index. The ETF may invest in master limited partnerships (“MLPs”) to the extent they are included in the index. MLPs are limited partnerships that are operated under the supervision of one or more managing general partners. The ownership interests/common units of an MLP are listed and publicly traded on securities exchanges or in the over-the-counter market. Depositary receipts not included in the index may be used by the ETF in seeking performance that corresponds to the index and in managing cash flows, and may count towards compliance with the ETF’s 80% policy. The ETF may also invest, to the extent permitted by the Investment Company Act of 1940, in other affiliated and unaffiliated funds, such as open-end and closed-end management investment companies, including other ETFs. The ETF does not invest in money market instruments as part of a temporary defensive strategy to protect against potential stock market declines.

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Correlation

Although Van Eck intends to track the performance of the index as closely as possible, the ETF’s return may not match or achieve a high degree of correlation with the return of the index due to expenses and transaction costs incurred in adjusting the portfolio. When the index is rebalanced and the ETF in turn rebalances its portfolio to attempt to increase the correlation between the ETF’s portfolio and the index, any transaction costs and market exposure arising from such portfolio rebalancing may be borne directly by the ETF and its shareholders. In addition, it is possible that the ETF may not always fully replicate the performance of the index as a result of not investing in certain securities included in the index, or not investing in them in the exact proportions in which they are represented in the index due to unavailability of certain index securities in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted). The ETF’s performance may also deviate from the return of the index due to legal restrictions or limitations imposed by the governments of certain countries, certain listing standards of the ETF’s listing exchange, a lack of liquidity on stock exchanges in which such securities trade, potential adverse tax consequences or other regulatory reasons (such as diversification requirements). The ETF may value certain of its investments and/or other assets based on fair value prices. To the extent the ETF calculates its net asset value based on fair value prices and the value of the index is based on securities’ closing prices on local foreign markets (i.e., the value of the index is not based on fair value prices), the ETF’s ability to track the index may be adversely affected. In addition, any issues the ETF encounters with regard to currency convertibility (including the cost of borrowing funds, if any) and repatriation may also increase the index tracking risk. For tax efficiency purposes, the ETF may sell certain securities, and such sale may cause the ETF to realize a loss and deviate from the performance of the index. In light of the factors discussed above, the ETF’s return may deviate significantly from the return of the index. Changes to the composition of the index in connection with a rebalancing or reconstitution of the index may cause the ETF to experience increased volatility, during which time the ETF’s index tracking risk may be heightened.

Industry Concentration Policy

The ETF will concentrate its investments in a particular sector or sectors or industry or group of industries to the extent that the index concentrates in a particular sector or sectors or industry or group of industries.

NYSE® Arca Gold Miners Index®

The NYSE Arca Gold Miners Index® (“index”) is a rules-based index designed to measure the performance of highly capitalized companies in the gold mining industry. The index is a modified market capitalization index but is not adjusted for free float, i.e., issued and outstanding shares of a company not closely held by company management or insiders (generally speaking, ownership positions that are greater than 10% of outstanding shares are considered to be closely held, meaning these shares are considered to be a long-term investment and are not expected to trade often enough to be considered part of the pool of shares readily available to investors). The index is calculated in U.S. dollars on a net total return basis. ICE Data Indices, LLC (“IDI”) is the index sponsor and the index administrator. The index was launched on September 23, 2013 and has a base date of September 20, 2013 and a base level of 779.30. Additional information about the index is available on the following website: theice.com/market-data/indices/equity-indices/ucits. We are not incorporating by reference the website or any material it includes in this pricing supplement.

Index Universe and Selection Principle

Index Universe

Development and maintenance of the component universe for the index is undertaken by IDI. The universe is composed of all listed equity securities that are determined by the IDI to be representative of the gold mining industry. This determination is completed using publically available information on individual security issuers as well as the industry. Also instrumental in this determination is IDI employees’ expertise concerning index design and development and their knowledge surrounding index use and stakeholder feedback. IDI may change the composition of the universe at any time to reflect the conditions of the gold mining industry and to ensure that the pool of component securities continues to represent the gold mining industry, in accordance with the index requirements.

The index include common stocks, ADRs, or GDRs of selected companies involved in the mining for gold and silver ore and are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. This specifically includes those companies classified as being cross-listed, as an example those miners with both U.S. (NYSE, NYSE American, Nasdaq) and Canadian (TSX) listings. The criteria of being “electronically quoted” can be assumed to be met if the real-time market quotations and trades for securities listed on a particular exchange are available via the data feeds of the major market data vendors.

The index administrator has chosen not to specify the exact exchanges whose securities are eligible for inclusion in the index, but generally the exchanges in most developed markets and major emerging markets are regarded as appropriate. The index administrator uses its discretion to avoid those exchanges and markets that are considered “frontier” in nature or alternatively, have major restrictions to foreign ownership or investability.

The universe specifically includes those companies that derive at least 50% of their revenues from gold mining and related activities. There will be a 10% buffer built in so that companies already existing in the index will only be removed from the universe and index in the next review if their gold mining revenues fall below the 40% level.

In addition, both streaming companies and royalty companies are eligible for inclusion in the index. At the discretion of the index administrator, companies that have not yet commenced production are also eligible for inclusion in the index, provided they do have tangible revenues that are related to either the mining of gold or silver ore. In addition, there are no restrictions imposed on the universe in how much a particular company has hedged in gold or silver production via futures, options, or forward contracts.

It should be noted that the index will maintain an exposure to companies with a significant revenue exposure to silver mining in addition to gold mining. This can be defined as those companies (“silver-tilted” companies) that either:

1.Have a revenue exposure to silver mining that is greater than 50% or,

2.Have a greater revenue exposure to silver mining than gold mining and have a combined gold/silver mining revenue exposure of greater than 50%

The index administrator will ensure, solely through the company selections in the index rebalances, that the percentage of the index weight that will consist of these “silver-tilted” companies will not exceed 20%.

Selection of Constituents

The index constituents are selected among the companies included in the universe that meet all of the following criteria. A buffer will be enforced for companies already in the index, as outlined below:

1.Market capitalization is greater than $750 million (not adjusted for free float)

a.	For companies already in the index, the market capitalization requirement will be $450 million

2.Average daily volume of at least 50,000 shares over the past three months

a.	For companies already in the index, the average daily volume requirement will be at least 30,000 shares over the past three months

3.Average daily value traded of at least $1 million over the past three months

a.	For companies already in the index, the average daily value traded requirement will be at least $600,000 over the past three months

For reasons of practicality, the index administrator has the discretion to not include all companies that meet the minimum levels for inclusion. These include, but are not limited to, pending corporate actions, litigation or geo-political events that may affect a given stock. In addition, the index administrator has the discretion to include companies that do not meet the minimum levels for inclusion, if it determines that by doing so it maintains the quality and/or character of the index.

Removal of Constituents

Components will be removed from the index during the quarterly review if they either fail on Criteria 1 below, or, alternatively fail on both Criteria 2 and 3 below:

1.The market capitalization is lower than $450 million

2.The average daily volume for the past three months is lower than 30,000 shares

3.the average daily value traded for the past three months is lower than $600,000

Selected Line

Only one listing is permitted per company and the listing representing the company’s ordinary shares is generally used. If an ADR, GDR, or U.S. cross-listing is available for a given stock and it satisfies the minimum liquidity requirements, that ADR, GDR, or U.S. cross-listing will be used instead of the locally listed ordinary share. This logic will be followed even in the cases where the stock’s local listing has a greater liquidity than the ADR, GDR, or U.S. cross-listing.

If multiple share classes are available for a particular listing line, the shares outstanding for each class will be added up and attributed to the most liquid class. There is no rules-based consideration of the amount of free float shares available for each company. Instead, the index administrator evaluates, on a discretionary basis, the amount of free float shares available to the public while performing its review of the universe. If the index administrator concludes that the amount of free float shares of a company is too low, it could decide to exclude such company from the universe.

Periodical Update of Weighting

Determining Constituent Weightings at Quarterly Index Rebalances

The index is weighted based on the market capitalization of each of the component stocks, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the index as described above. The information utilized in this modification process will be taken from the close of trading on the second Friday of the rebalance month:

1.The weight of any single component stock may not account for more than 20% of the total value of the index;

2.The component stocks are split into two subgroups – (1) large and (2) small, ranked by their unadjusted market capitalization weight in the index. Large stocks are defined as having a starting index weight greater than or equal to 5%. Small stocks are defined as having a starting index weight below 5%;

3.The final aggregate weight of those component stocks which individually represent more than 4.5% of the total value of the index may not account for more than 45% of the total index value.

Adjustment Process

1.

Diversification Rule 1: If any component stock exceeds 20% of the total value of the index, then all stocks with weights greater than 20% of the index are reduced to represent 20% of the value of the index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated.

If there is no component stock over 20% of the total value of the index to start, then Diversification Rule 1 is not executed.

2.

Diversification Rule 2: The components are sorted into two groups – (1) large components, with a starting index weight of 5% or greater, and (2) small components, with a weight of under 5% (after any adjustments for Diversification Rule 1).

If there are no components that classify as large components after Diversification Rule 1 is run, then Diversification Rule 2 is not executed. Alternatively, if the starting aggregate weight of the large components after Diversification Rule 1 is run is not greater than 45% of the starting index weight, then Diversification Rule 2 is not executed.

If Diversification Rule 2 is indeed executed, then the (1) large group and (2) small group will represent 45% and 55%, respectively, of the final index weight. This will be adjusted through the following process:

a.

The weight of each of the large stocks will be scaled down proportionately (with a floor of 5%) so that the aggregate weight of the large components will be reduced to represent 45% of the index. If any large component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 5% and the components with weights greater than 5% will be reduced proportionately.

b.

The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any small component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 4.5%. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Calculation of the Index

The ETF tracks the net total return version of the NYSE Arca Gold Miners Index® (current Bloomberg symbol : “GDMNTR”). A net total return index measures the period to period change in the value of its components due to changes in the valuation (price in U.S. dollars) of those components plus (by means of an adjustment to the divisor) any income produced by those components net of dividend withholding taxes. As the index level is expressed in U.S. dollars, the index converts non-U.S. currencies into U.S. dollars using currency exchange rates.

The current index level is calculated by dividing the current modified index market capitalization by the index divisor. The divisor was determined off of the initial capitalization base of the index and the base level. The divisor is updated as a result of dividends going ex-dividend on the calculation date and as a result of corporate actions and composition changes.

Notwithstanding that the ETF tracks the performance of the net total return version of the index, the return on your notes will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

The closing level is the last level disseminated on the trading day and uses the official close prices from the primary listing market for each constituent. For constituents that have non-traded, halted or suspended status, or have not opened for the current day, the previous day’s reference prices (primary exchange official closes) or estimated prices (for IPOs, buyouts and swap offers) are used instead. The currency rate that will be utilized in the calculation of the closing level is the current day’s London 4:00 PM WM/Reuters Spot FX rate, or if not available, the prior day’s relevant London 4:00 PM WM/Reuters Spot FX rate. In the case of exceptional market conditions, the index administrator reserves the right to utilize other prices in the calculation of the official closing level.

The Consolidated Tape (CTS/UDTF) is the primary market data source for U.S. equity real-time and closing prices. Thomson Reuters and the ICE Data Services Consolidated Feed are the primary market data sources utilized for retrieving real-time and closing prices for international (ex-U.S.) equities and real-time spot currencies, all for use in index calculations. Closing spot currencies utilized for constituent conversion or index level conversion are sourced from WM/Reuters Spot FX fixings, specifically the 4 PM London fixing. The index utilizes tax withholding rates commonly released by various global accounting firms. The location/perspective for all tax withholding rates is that of Luxembourg. Additional sources of data less commonly used include market data vendors, company announcements, exchange announcements and other official sources.

The index administrator retains the right to delay the publication of the opening level of the index. Furthermore, the index administrator retains the right to suspend the publication of the level of the index if it believes that circumstances prevent the proper calculation of the index.

If index constituent prices are cancelled, the index will not be recalculated unless the index administrator decides otherwise.

Reasonable efforts are made to ensure the correctness and validity of data used in real-time index calculations. If incorrect price or corporate action data affects index daily closing values, they are corrected retroactively as soon as possible and all revisions are communicated out to the public and market data vendors.

Changes to the Index

Inclusion of New Constituents

The inclusion of new companies in the index will typically only occur during the quarterly reconstitutions or rebalances, although there could be exceptions based on a specific corporate action affecting a current constituent. The inclusion of the new company at the quarterly rebalances/reconstitutions will be announced at least six trading days before the effective date of the actual inclusion. For example, for the rebalance effective for March 19, 2018, the announcement occurred after the close on March 9, 2018.

Removal of Constituent

Components would be removed from the index as a result of periodic corporate actions as well as the result of the quarterly rebalances/reconstitutions. All removals in the quarterly rebalances/reconstitutions will be announced at least six trading days before the effective date of the removal. It should be noted that in the case of mergers and acquisitions, every effort will be made to remove the company at some reasonable time ahead of the suspension in trading in the acquired company. There will be certain situations and corporate actions that would require the removal of a company that has already ceased trading. In those cases, the company will be removed from the index at its last traded price, or, at the discretion of the index administrator, at a derived price that most accurately represents its post-suspension value. There will be certain situations and corporate actions that would require a removal of a company with less than six trading days of notice. In those cases, the removal would be announced no later than 15:00 ET on the trading day preceding the effective date of the removal.

Corporate Actions

In case of an event that could affect one or more constituents, the index administrator will inform the market about the intended treatment of the event in the index shortly after the firm details have become available and have been confirmed. When possible, the corporate action will be announced, even if not all information is known, at least one trading day before the effective date of the action. Once the corporate action has been effectuated, the index administrator will confirm the changes in a separate announcement.

The following chart summarizes how the index sponsor will treat various corporate actions.

Corporate Action	Any changes?
Stock split	Price change	Shares change
Stock dividend	Price change	Shares change
Special cash	Price change	N/A
Regular dividends	Price Change	N/A
Equity offering	N/A
New listing	N/A
Delisting	Deletion	N/A
Spin off	Price change	N/A
Rights offering	Price change	Shares change

Rule Changes

Going forward, barring exceptional circumstances, the index administrator shall announce proposed rules changes to stakeholders prior to them being implemented. Stakeholders shall also be notified of when the changes shall take effect.

Index Reviews

IDI shall undertake regular reviews of the index, the methodology and the market which it represents to ensure it continues to meet the index objective, in accordance with IDI’s policies and procedures. Should changes to the index be required or proposed, this will be communicated to stakeholders in accordance with IDI’s policies and procedures.

Quarterly Reconstitution/Rebalance: Publication of Results

The new composition of the index, including the companies to be a part of the index and their corresponding new index shares, will be announced at least six trading days before the effective date.

Governance

Index Sponsor and Administrator

IDI is responsible for the day-to-day management of the index, including retaining primary responsibility for all aspects of the index determination process, including implementing appropriate governance and oversight, as required under the International Organization of Securities Commission’s Principles for Financial Benchmarks

(the IOSCO Principles). The governance committee is responsible for helping to ensure IDI’s overall compliance with the IOSCO Principles, by performing the oversight function which includes overseeing the index development, design, issuance and operation of the index, as well as reviewing the control framework. IDI is also responsible for decisions regarding the interpretation of these rules and the governance committee is responsible for reviewing all rule book modifications and index constituent changes with respect to the index to ensure that they are made objectively, without bias, and in accordance with applicable law and regulation and IDI’s policies and procedures. Consequently, all IDI’s and the governance committee discussions and decisions are confidential until released to the public.

Cases Not Covered In Rules

In cases which are not expressly covered in the index methodology, operational adjustments will take place along the lines of the aim of the index. Operational adjustments may also take place if, in the opinion of the index administrator, it is desirable to do so to maintain a fair and orderly market in derivatives on this index and/or this is in the best interests of the investors in products based on the index and/or the proper functioning of the markets.

Any such modifications described under this section or exercise of expert judgment will also be governed by any applicable policies, procedures and guidelines in place by IDI at such time.

Rule Book Changes

The governance committee reviews all rule book modifications and index changes to ensure that they are made objectively, without bias and in accordance with applicable law and regulation and IDI’s policies and procedures. These rules may be supplemented, amended in whole or in part, revised or withdrawn at any time in accordance with applicable law and regulation and IDI applicable policies and procedures. Supplements, amendments, revisions and withdrawals may also lead to changes in the way the index is compiled or calculated or affect the index in another way.

Limitation of the Index

The index may be subject to potential limitations, such as a decline in the pool of available eligible securities due to advancements in technology, shifts in demographic spending or the economy, changes in regulation or accounting rules, consolidation in certain sectors or industries, or other factors. Other limitations may include the ability of the index to operate in illiquid or fragmented markets.

By design, the index is focused on the gold mining industry, and to a lesser extent, the silver mining industry. As the underlying markets transform due to consolidation and technology transformation, the companies included in the index will adjust and change accordingly. IDI seeks to manage and mitigate these limitations through the index design, review and oversight process.

The Index Stocks

Where Information About the Index Stock Issuers Can Be Obtained

The index stocks are registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by the index stock issuer with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov.

Information about the index stock issuers may also be obtained from other sources such as press releases, newspaper articles and other publicly available documents.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the index stock issuers with the SEC.

We Obtained the Information About the Index Stock Issuers From The Index Stock Issuers’ Public Filings

This pricing supplement relates only to your note and does not relate to the index stocks or other securities of the index stock issuers. We have derived all information about the index stock issuers in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the index stock issuers in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the index stocks — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the index stock issuers could affect the value you will receive at maturity and, therefore, the market value of your note.

Neither we nor any of our affiliates make any representation to you as to the performance of the index stocks.

We or any of our affiliates may currently or from time to time engage in business with the index stock issuers, including making loans to or equity investments in the index stock issuers or providing advisory services to the index stock issuers, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the index stock issuers and, in addition, one or more of our affiliates may publish research reports about the index stock issuers. As an investor in a note, you should undertake such independent investigation of the index stock issuers as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

Historical Closing Levels of the Underliers

The closing levels of the underliers have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underliers have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing levels of any underliers during the period shown below is not an indication that such underliers are more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of an underlier as an indication of the future performance of an underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of any underlier or the ETF stocks will result in you receiving any coupon payments.

Neither we nor any of our affiliates make any representation to you as to the performance of the underliers. Before investing in the offered notes, you should consult publicly available information to determine the relevant levels of the underliers between the date of this pricing supplement and the date of your purchase of the notes and, given the recent volatility described above, you should pay particular attention to recent levels of the underliers. The actual performance of an underlier over the life of the offered notes may bear little relation to the historical levels shown below.

The graphs below, except where otherwise indicated, show the daily historical closing levels of each underlier from January 1, 2018 through May 3, 2023, adjusted for corporate events, if applicable. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity ETFs. We obtained the closing levels in the graphs below from Bloomberg Financial Services, without independent verification.

Historical Performance of the VanEck Gold Miners ETF

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According to publicly available information, Capital One Financial Corporation is a financial services holding company with banking and non-banking subsidiaries. Information filed with the SEC by the index stock issuer under the Exchange Act can be located by referencing its SEC file number 001-13300.

Historical Performance of Capital One Financial Corporation

Closing Level
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According to publicly available information, Tesla, Inc. designs, develops, manufactures, sells and leases high-performance fully electric vehicles and energy generation and storage systems. Information filed with the SEC by the index stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34756. The daily historical closing levels for Tesla, Inc. in the graph below have been adjusted for a 5-for-1 stock split that became effective before the market open on August 31, 2020 and a 3-for-1 stock split that became effective before the market open on August 25, 2022.

Historical Performance of Tesla, Inc.

Closing Level
0
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Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc.  In addition, it is the opinion of Sidley Austin llp that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a life insurance company;
•	a regulated investment company;
•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•	a tax exempt organization;
•	a partnership;
•	a person that owns a note as a hedge or that is hedged against interest rate risks;
•	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a note and you are:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. The tax treatment of your notes is uncertain.  The tax treatment of your notes will depend upon whether the notes are properly treated as variable rate debt instruments or contingent payment debt instruments.  This in turn depends, in part, upon whether it is reasonably expected that the return on the notes during the first half of the notes’ term will be significantly greater or less than the return on the notes during the second half of the notes’ term. Based on our numerical analysis, we expect to take the position that it is not reasonably expected that the return on the notes during the first half of the notes’ term will be significantly greater or less than the return on the notes during the second half of the notes’ term. We accordingly expect to treat your notes as variable rate debt instruments for U.S. federal income tax purposes.

Based on market conditions on the trade date, we may take the position that it is reasonably expected that the return on the notes during the first half of the notes term will be significantly greater or less than the return on the notes during the second half of the notes term. In this case, we would treat your notes as contingent payment debt instruments, as discussed below under “Alternative Treatments”. We will make a final determination as to the manner in which we intend to treat the notes on the trade date based on market conditions in effect at such time. The final disclosure statement will set forth the manner in which we intend to treat the notes for tax purposes. Except as otherwise noted below under “Alternative Treatments,” the discussion below assumes that the notes will be treated as variable debt instruments for tax purposes.  Under this characterization, you should include the coupon payments on the notes in ordinary income at the time you receive or accrue such payments, depending on your regular method of accounting for tax purposes.

Our determination that it is not reasonably expected that the return on your notes during the first half of the notes’ term will be significantly greater or less than the return on your notes during the second half of the notes’ term is made solely for U.S. federal income tax purposes, and is not a prediction or guarantee as to whether the return on the notes during the first half of the notes’ term will or will not be significantly greater or less than the return on the notes during the second half of the notes’ term.

You will generally recognize gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference, if any, between the amount of cash you receive at such time (other than amounts representing accrued and unpaid interest, which will be taxable as such) and your adjusted basis in your notes.  See the discussion under “United States Taxation — Taxation of Debt Securities — United States Holders — Purchase, Sale and Retirement of the Debt Securities” in the accompanying prospectus for more information.

If you purchase the notes at a discount to the principal amount of the notes, you may be subject to the rules governing market discount as described under “United States Taxation — Taxation of Debt Securities — United States Holders — Market Discount” in the accompanying prospectus. If you purchase the notes at a premium to the principal amount of the notes, you will be subject to the rules governing premium as described under “United States Taxation — Taxation of Debt Securities — United States Holders — Debt Securities Purchased at a Premium” in the accompanying prospectus.

Alternative Treatments. If it is determined that it is reasonably expected that the return on the notes during the first half of the notes’ term will be significantly greater or less than the return on the notes during the second half of the notes’ term, the notes should be treated as a debt instrument subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If the notes are so treated, you would be required to accrue interest income over the term of your notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your notes. In addition, you would be required to construct a projected payment schedule for the notes and you would make a “positive adjustment” to the extent of any excess of an actual payment over the corresponding projected payment under the notes, and you would make a “negative adjustment” to the extent of the excess of any projected payment over the corresponding actual payment under the notes. You would recognize gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted tax basis in your notes. Any gain you recognize upon the sale, exchange, redemption or maturity of your notes would be treated as ordinary income and any loss recognized by you at such time would be treated as ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your notes, and, thereafter, as capital loss.

It is also possible that the Internal Revenue Service could determine that the notes should be subject to special rules for notes that provide for alternative payment schedules if one of such schedules is significantly more likely than not to occur.  If your notes are subject to those rules, you would generally be required to include the stated interest on your notes in income as it accrues even if you are otherwise subject to the cash basis method of accounting for tax purposes.  The rules for notes that provide alternative payment schedules if one of such schedules is significantly more likely than not to occur are discussed under “United States Taxation—United

States Holders—Original Issue Discount—Debt Securities Subject to Contingencies Including Optional Redemption” in the accompanying prospectus.

You should consult your tax advisor as to the possible alternative treatments in respect of the notes.

Non-United States Holders

This section applies to you only if you are a non-United States holder.  You are a non-United States holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:

•	a nonresident alien individual;
•	a foreign corporation; or
•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any coupon payments and amounts you receive upon the sale, exchange, redemption or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underliers during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any coupon payment or the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2025, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017.  In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations).  We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules.  In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required.  You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Supplemental Plan of Distribution

See “Supplemental Plan of Distribution” on page S-51 of the accompanying general terms supplement no. 8,999 and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $        .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this pricing supplement.  GS&Co. proposes initially to offer the notes to the public at the original issue price set forth on the cover page of this pricing supplement, and to certain securities dealers at such price less a concession not in excess of        % of the face amount. The original issue price for notes purchased by certain fee-based advisory accounts will be      % of the face amount of the notes, which will reduce the underwriting discount specified on the cover of this pricing supplement with respect to such notes to         %. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee in connection with the distribution of the notes to SIMON Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest.

We expect to deliver the notes against payment therefor in New York, New York on May 23, 2023. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The notes will not be listed on any securities exchange or interdealer quotation system.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$

GS Finance Corp.

Callable Contingent Coupon Underlier-Linked Notes due

guaranteed by

The Goldman Sachs Group, Inc.

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Goldman Sachs & Co. LLC